Exhibit 4.2

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

ATLAS RESOURCE FINANCE CORPORATION

and

the Guarantors named herein

9.25% SENIOR NOTES DUE 2021

FORM OF SUPPLEMENTAL INDENTURE

DATED AS OF July 31, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of July 31, 2013, is among Atlas Energy Holdings Operating Company, LLC, a Delaware limited liability company (the “Company”), Atlas Resource Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), Atlas Resource Partners, L.P. (“ARP”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors” and, together with ARP, the “Guarantors”) Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, Atlas Resource Escrow Corporation, a Delaware company (“Escrow Issuer”), has have heretofore executed and delivered to the Trustee the Indenture (the “Original Indenture”), dated as of July 30, 2013, providing for the issuance of an unlimited aggregate principal amount of 9.25% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Company and Finance Co have heretofore executed and delivered to the Trustee the Supplemental Indenture (together with the Original Indenture, the “Indenture”), dated as of July 30, 2013, under which the Company and Finance Co succeeded to all of the rights and obligations of the Escrow Issuer thereunder; and each of the Guarantors unconditionally guaranteed all of the Escrow Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth therein and under the Original Indenture;

WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantors pursuant to Section 4.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Title:	Chief Financial Officer

ATLAS RESOURCE FINANCE CORPORATION

By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Title:	Chief Financial Officer

ATLAS RESOURCE PARTNERS, L.P.

By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Title:	Chief Financial Officer

ATLAS RESOURCE ESCROW CORPORATION

By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Title:	Chief Financial Officer

ATLAS ENERGY COLORADO, LLC
ATLAS ENERGY INDIANA, LLC
ATLAS ENERGY OHIO, LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS NOBLE, LLC
REI-NY, LLC
RESOURCE ENERGY, LLC
RESOURCE WELL SERVICES, LLC
VIKING RESOURCES, LLC
ARP BARNETT, LLC
ARP OKLAHOMA, LLC
ARP BARNETT PIPELINE, LLC
ATLAS BARNETT, LLC
ARP PRODUCTION COMPANY, LLC

By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Vice President